EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-32399, No. 33-44794, No. 333-79297, No. 333-64952 and No. 333-121447) of Aztar Corporation of our reports dated February 23, 2006 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona
February 23, 2006